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                                                                    Exhibit 10.1

                                November 21, 2005

CONFIDENTIAL

Ocean Park Advisors, LLC
5710 Crescent Park East, Suite #334
Playa Vista, CA 90094

Ladies and Gentlemen:

          In connection with the sale, assignment, and transfer (the "Assignment") of securities (the "Securities") of Diametrics Medical, Inc. ("DMED") held by BCC Acquisition II, LLC ("BCCAII") to Ocean Park Advisors, LLC ("OPA") and M.A.G. Capital, LLC ("MAG", and together with OPA, the "Purchasers") as described in the letter agreement, dated as of November 22, 2005 a copy of which is attached hereto as Exhibit A (the "Master Letter Agreement"), BCCAII hereby agrees to deposit with OPA (the "Escrow Agent") an aggregate of $148,929 (the "Escrow Deposit"), to be held in escrow as set forth below:

     1. $75,000 pursuant to a letter agreement, dated as of November 22, 2005 between BCCAII and DMED, a copy of which is attached hereto as Exhibit B;

     2. $7,000 pursuant to a letter agreement, dated as of November 22, 2005 between BCCAII and DMED, in connection with the settlement of a claim by Merchant & Gould a copy of which is attached hereto as Exhibit C;

     3. $34,500 in connection with the General Release delivered to DMED by W. Glen Winchell, a copy of which is attached hereto as Exhibit D;

     4. $18,429 pursuant to a letter agreement, dated as of November 22, 2005 between BCCAII and OPA, a copy of which is attached hereto as Exhibit E, in connection with the full amount of principal and accrued interest, through December 31, 2005, that may be owed to an investor who acquired a participation in the DMED Convertible Note due 2005 that is held by BCCAII, which note is being transferred to the Purchasers pursuant to the Master Letter Agreement;

     5. $11,000, in respect of one-half of the legal fees and expenses of Dorsey & Whitney LLP and Zimmerman, Koomer, Connolly & Finkel LLP related to DMED's securities exchange act filings related to the contemplated transactions; and

     6. $3,000, in respect of one-half of the cost of extending the DMED D&O policy for a two week period.

          The Escrow Deposit shall be deposited by the Escrow Agent in fully insured, interest-bearing accounts, and shall not be commingled with any other funds. The Escrow Deposit shall not be used for any other purpose except as described in and pursuant to this letter

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agreement, and no portion of the Escrow Deposit, except for items 5 and 6 above, shall be disbursed prior to the closing of the transfer of the Securities by BCCAII to the Purchasers (the "Closing"). For items 5 and 6 above, amounts are to be disbursed directly by the Escrow Agent upon receipt of the relevant invoices by OPA or by DMED.

          In the event that DMED wishes to discharge one or more of the liabilities described in items 1 through 4 above (each a "Liability" and collectively, the "Liabilities"), DMED shall provide the Escrow Agent and BCCAII with a written notification for disbursement of such portion of the Escrow Deposit necessary to satisfy, compromise and/or discharge such Liability, together with documentation reasonably necessary to establish that the Liability DMED proposes to discharge is a Liability and is due and owing.

          Upon written request of BCCAII, the Escrow Agent promptly shall account to BCCAII for the Escrow Deposit and each disbursement therefrom (though OPA shall not be required to maintain more than one escrow account for the entire Escrow Amount). To the extent that any Liability described above is fully satisfied, discharged or compromised for an amount less than the amount set aside therefor, the Escrow Agent shall return the remainder of the Escrow Deposit with respect to such Liability to BCCAII within 3 business days of the date such Liability is so satisfied. Upon full satisfaction, compromise or discharge of each of the Liabilities, the Escrow Agent shall return the remaining Escrow Deposit, if any, together with accrued interest thereon, to BCCAII within 3 business days.

          OPA, for itself and not in its capacity as Escrow Agent, and DMED hereby acknowledge and agree that, as among such entities and BCCAII, following delivery of the Escrow Deposit by BCCAII to the Escrow Agent as described above, BCCAII shall have no liability of any kind or nature whatsoever to the Purchasers, DMED or any third party in respect of the Liabilities. This acknowledgement will in no way affect any claim that any of the parties hereto may have against each other with respect to matters unrelated to the Liabilities.

          This letter agreement shall be interpreted in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed wholly within that jurisdiction, without reference to the conflicts of laws principles thereof.

                            [SIGNATURE PAGE FOLLOWS]


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          This letter agreement may be executed in counterparts, each one of which shall be deemed an original and all of which taken together shall constitute one and the same document.

                                        Sincerely,

                                        BCC ACQUISITION II, LLC

                                        By: Bay City Capital Fund I, L.P.,
                                            its Manager

                                        By: Bay City Capital Management LLC,
                                            its general partner


                                        By: /s/ Fred Craves
                                            ------------------------------------
                                        Title: Manager and Managing Director

Accepted and agreed to this
21st day of November, 2005

OCEAN PARK ADVISORS, LLC


By: /s/ W. Bruce Comer III
    ---------------------------------
Name: W. Bruce Comer III
Title: Managing


M.A.G. CAPITAL, LLC


By: /s/ David Firestone
    ---------------------------------
Name: David Firestone
Title: Managing Member


DIAMETRICS MEDICAL, INC.


By: /s/ W. Glen Winchell
    ---------------------------------
Name: W. Glen Winchell
Title: Sr. Vice President of Finance
       and CFO


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